Exhibit 99.3 (1 of 2)
KeyCorp
Consolidated Balance Sheets
(dollars in millions)

	9-30-09	6-30-09	9-30-08
Assets
Loans	$62,193	$67,167	$72,994
Loans held for sale	703	761	1,252
Securities available for sale	15,413	11,988	8,196
Held-to-maturity securities	24	25	28
Trading account assets	1,406	771	1,449
Short-term investments	2,986	3,487	653
Other investments	1,448	1,450	1,556

Total earning assets	84,173	85,649	86,128
Allowance for loan losses	(2,485)	(2,339)	(1,390)
Cash and due from banks	744	723	1,937
Premises and equipment	863	858	801
Operating lease assets	775	842	1,030
Goodwill	917	917	1,595
Other intangible assets	55	106	135
Corporate-owned life insurance	3,041	3,016	2,940
Derivative assets	1,285	1,182	951
Accrued income and other assets	3,473	2,782	2,899
Discontinued assets — education lending business	4,148	4,056	4,264

Total assets	$96,989	$97,792	$101,290

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$24,635	$23,939	$25,789
Savings deposits	1,783	1,795	1,731
Certificates of deposit ($100,000 or more)	12,216	13,486	10,316
Other time deposits	14,211	15,055	13,929

Total interest-bearing deposits	52,845	54,275	51,765
Noninterest-bearing deposits	13,631	12,873	11,011
Deposits in foreign office — interest-bearing	783	632	1,791

Total deposits	67,259	67,780	64,567
Federal funds purchased and securities sold under repurchase agreements	1,664	1,530	1,799
Bank notes and other short-term borrowings	471	1,710	5,352
Derivative liabilities	1,185	528	581
Accrued expense and other liabilities	2,242	1,603	4,392
Long-term debt	12,865	13,462	15,597
Discontinued liabilities — education lending business	115	119	144

Total liabilities	85,801	86,732	92,432

Equity
Preferred stock, Series A	291	291	658
Preferred stock, Series B	2,426	2,422	___
Common shares	946	865	584
Common stock warrant	87	87	___
Capital surplus	3,726	3,292	2,552
Retained earnings	5,431	5,878	7,320
Treasury stock, at cost	(1,983)	(1,984)	(2,616)
Accumulated other comprehensive income	46	___	153

Key shareholders’ equity	10,970	10,851	8,651
Noncontrolling interests	218	209	207

Total equity	11,188	11,060	8,858

Total liabilities and equity	$96,989	$97,792	$101,290

Common shares outstanding (000)	878,559	797,246	494,765

Exhibit 99.3 (2 of 2)
KeyCorp
Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-09	6-30-09	9-30-08	9-30-09	9-30-08
Interest income
Loans	$786	$819	$1,012	$2,445	$2,792
Loans held for sale	7	8	19	23	62
Securities available for sale	121	89	101	310	303
Held-to-maturity securities	1	—	1	2	2
Trading account assets	9	13	16	35	39
Short-term investments	3	3	6	9	23
Other investments	13	13	12	38	38

Total interest income	940	945	1,167	2,862	3,259

Interest expense
Deposits	277	296	347	873	1,122
Federal funds purchased and securities sold under repurchase agreements	2	1	10	4	53
Bank notes and other short-term borrowings	3	4	34	13	100
Long-term debt	66	75	98	222	285

Total interest expense	348	376	489	1,112	1,560

Net interest income	592	569	678	1,750	1,699
Provision for loan losses	733	823	336	2,403	986

Net interest income (expense) after provision for loan losses	(141)	(254)	342	(653)	713

Noninterest income
Trust and investment services income	113	119	125	342	378
Service charges on deposit accounts	83	83	94	248	275
Operating lease income	55	59	69	175	206
Letter of credit and loan fees	46	44	53	128	141
Corporate-owned life insurance income	26	25	28	78	84
Electronic banking fees	27	27	27	78	78
Insurance income	18	16	15	52	50
Investment banking and capital markets income (loss)	(26)	14	(26)	5	63
Net securities gains (a)	1	125	1	112	3
Net losses from principal investing	(6)	(6)	(14)	(84)	(17)
Net gains (losses) from loan securitizations and sales	—	(3)	(29)	4	(86)
Gain (loss) related to exchange of common shares for capital securities	(17)	95	—	78	—
Gain from sale/redemption of Visa Inc. shares	—	—	—	105	165
Other income	62	108	47	245	124

Total noninterest income	382	706	390	1,566	1,464

Noninterest expense
Personnel	380	375	374	1,114	1,176
Net occupancy	63	63	65	192	193
Operating lease expense	46	49	56	145	169
Computer processing	48	48	46	143	136
Professional fees	41	46	34	121	88
FDIC assessment	40	70	3	140	7
Equipment	24	25	23	71	70
Marketing	19	17	27	50	62
Intangible assets impairment	45	—	4	241	4
Other expense	195	162	108	466	307

Total noninterest expense	901	855	740	2,683	2,212

Loss from continuing operations before income taxes	(660)	(403)	(8)	(1,770)	(35)
Income taxes	(274)	(176)	(22)	(688)	755

Income (loss) from continuing operations	(386)	(227)	14	(1,082)	(790)
Income (loss) from discontinued operations, net of taxes	(16)	4	(39)	(41)	(143)

Net loss	(402)	(223)	(25)	(1,123)	(933)
Less: Net income (loss) attributable to noncontrolling interests	(5)	3	11	(12)	11

Net loss attributable to Key	$(397)	$(226)	$(36)	$(1,111)	$(944)

Loss from continuing operations attributable to Key common shareholders	$(422)	$(394)	$(9)	$(1,323)	$(813)
Net loss attributable to Key common shareholders	(438)	(390)	(48)	(1,364)	(956)

Per common share
Loss from continuing operations attributable to Key common shareholders	$(.50)	$(.68)	$(.02)	$(2.07)	$(1.87)
Income (loss) from discontinued operations, net of taxes	(.02)	.01	(.08)	(.06)	(.33)
Net loss attributable to Key common shareholders	(.52)	(.68)	(.10)	(2.14)	(2.19)

Per common share — assuming dilution
Loss from continuing operations attributable to Key common shareholders	$(.50)	$(.68)	$(.02)	$(2.07)	$(1.87)
Income (loss) from discontinued operations, net of taxes	(.02)	.01	(.08)	(.06)	(.33)
Net loss attributable to Key common shareholders	(.52)	(.68)	(.10)	(2.14)	(2.19)

Cash dividends declared per common share	$.01	$.01	$.1875	$.0825	$.9375

Weighted-average common shares outstanding (000)	839,906	576,883	491,179	637,805	435,846
Weighted-average common shares and potential common shares outstanding (000)	839,906	576,883	491,179	637,805	435,846

(a)	For the three months ended September 30, 2009, impairment losses totaled $4 million, of which $2 million was recognized in equity as a component of accumulated other comprehensive income on the balance sheet. Impairment losses totaled $7 million for the three months ended June 30, 2009, of which $1 million was recognized in equity as a component of accumulated other comprehensive income.